Exhibit (a)(1)(B)(ii)

LETTER OF TRANSMITTAL

FOR USE BY REGISTERED HOLDERS OF

SERIES 60 OPERATING PARTNERSHIP UNITS

To tender your OP Units:

(1)	Indicate the number of Series 60 OP Units you wish to tender in the box below.
(2)	Sign and date this form in the box entitled “Important: Sign Here to Tender Your OP Units” on the following page.
(3)	Return the signed and completed Letter of Transmittal in the enclosed envelope to:

EMPIRE STATE REALTY TRUST

c/o American Stock Transfer & Trust Company

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Pursuant to the offer (the “Exchange Offer”) of Empire State Realty OP, L.P., a Delaware limited partnership (the “Company”), to exchange units of its newly issued Series 2019 Private Perpetual Preferred Operating Partnership Units (“Preferred Units”) on a one-for-one basis for a portion of the Company’s outstanding common operating partnership units, including Series 60 Operating Partnership Units (“Series 60 OP Units”), the undersigned hereby tenders the following Series 60 OP Units:

DESCRIPTION OF SERIES 60 OP UNITS TENDERED
Name(s) and Address(es) of Registered Owner(s) (Write in your name and address)	Total Number of Series 60 OP Units Held by Registered Owner(s) (Write in the total number of Series 60 OP Units that you own below)	Number of Series 60 OP Units Tendered* (Write in the number of Series 60 OP Units you wish to tender below)

*	If you sign and return this Letter of Transmittal without indicating the number of units you wish to tender, it will be assumed that you are tendering all Series 60 OP Units owned by you.

For detailed instructions on how to complete this Letter of Transmittal, please see the section entitled

“The Exchange Offer” in the accompanying Offer to Exchange, dated September 4, 2019.

If you have any questions or need assistance completing this Letter of Transmittal, please contact MacKenzie Partners, Inc., the Information Agent for the Exchange Offer, at (888) 410-7850 (toll-free), or by email at exchangeoffer@mackenziepartners.com.

IMPORTANT: SIGN HERE TO TENDER YOUR OP UNITS*

(Signature(s) of Unitholder(s)) Dated: , 2019

Name(s):
(Please Print)

Capacity if acting for a trust or entity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

*

By signing, the unitholder hereby acknowledges that the unitholder has read the instructions on how to complete this Letter of Transmittal contained in the section entitled “The Exchange Offer” in the Offer to Exchange, dated September 4, 2019, and agrees to the representations in the exhibit marked “Exhibit to Letter of Transmittal” attached hereto.

You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

Note regarding signatures: If this Letter of Transmittal is signed by the registered owner(s) of the Series 60 OP Units tendered hereby, the signature(s) must correspond with the name(s) of such owners on the record books of the Company. If any Series 60 OP Units tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Series 60 OP Units are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles thereof) as there are different registrations of such Series 60 OP Units. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

EXHIBIT TO LETTER OF TRANSMITTAL

Forming Part of the Terms and Conditions of the Exchange Offer

Ladies and Gentlemen:

Upon the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby tenders to the Company the number of Series 60 OP Units described in the box above entitled “Description of Series 60 OP Units Tendered.” Subject to and effective upon the acceptance of the Series 60 OP Units tendered hereby, the undersigned hereby assigns and transfers to the Company all right, title and interest in and to such Series 60 OP Units as are being tendered hereby, and releases and discharges the Company, Empire State Realty Trust, Inc. (“ESRT”), and the officers and directors of ESRT, from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Series 60 OP Units.

The undersigned understands that if the Exchange Offer is successfully completed, the undersigned will receive, on a one-for-one basis, a number of Preferred Units with a liquidation preference of $13.52 per unit equal to the number of OP Units acquired by the Company. The Company expects that Preferred Units will be issued in exchange for OP Units acquired in the Exchange Offer promptly after the Expiration Date, subject to the terms and conditions of the Exchange Offer. Any OP Units not accepted will be returned to the registered holder(s) signing this Letter of Transmittal promptly following the expiration or termination of the Exchange Offer. The undersigned hereby acknowledges receipt of the Offer to Exchange, dated September 4, 2019 (the “Offer to Exchange”), the terms of which are incorporated herein by reference.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to tender, sell, assign and transfer the Series 60 OP Units, (ii) the undersigned has a net long position in the Series 60 OP Units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (iii) the tender of the Series 60 OP Units tendered hereby complies with Rule 14e-4, and (iv) when the Series 60 OP Units are accepted for exchange by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim.

The undersigned hereby represents and warrants that the undersigned is the registered owner of the Series 60 OP Units. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary described below or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series 60 OP Units.

The undersigned hereby irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) as its agent and attorney in fact, with full power and authority in its name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Exchange Offer, as the undersigned’s true and lawful representative, attorney in fact and agent with respect to the tendered Series 60 OP Units, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Exchange Offer. Such appointment will be automatically revoked if the Company does not accept the Series 60 OP Units that the undersigned has tendered. The foregoing power of attorney shall terminate upon execution by the Depositary of an instrument of termination that specifies in writing that the foregoing power of attorney is terminated.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated herein or in the Exchange Offer, this tender is irrevocable. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Offer to Exchange entitled “The Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that the acceptance by the Company of Series 60 OP Units validly tendered and not properly withdrawn after the Expiration Date will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

Please deliver the Preferred Units that are payable in exchange for the undersigned’s tendered Series 60 OP Units (or a statement acknowledging the issuance and recording of such Preferred Units on the record books of the Company) and/or please return any Series 60 OP Units not tendered or accepted for exchange to (or credit the appropriate account of) the registered holder(s) at the address appearing under the above “Description of Series 60 OP Units Tendered” box.

The undersigned acknowledges that no alternative, conditional or contingent tenders will be accepted and no fractional Series 60 OP Units will be purchased. By execution of this Letter of Transmittal (or facsimile thereof), the undersigned hereby waives any right to receive any notice of the acceptance of their Series 60 OP Units for exchange.

The Information Agent for the Exchange Offer is:

1407 Broadway

New York, New York 10018

(212) 929-5500

or

Call Toll-Free (888) 410-7850

Email: exchangeoffer@mackenziepartners.com

If you need further instructions on how to complete this Letter of Transmittal, or to find additional information about the Exchange Offer, please refer to the detailed instructions and information provided in the enclosed Offer to Exchange and accompanying materials or contact the Information Agent as described above.

Before you decide to exchange your existing units for Series 2019 Private Perpetual Preferred Units, we urge you to read carefully the enclosed Offer to Exchange in its entirety, including the information set forth under “Risk Factors” and the information incorporated by reference therein. We also urge you to consult your own financial and tax advisors in making your own decision on what action, if any, to take in light of your own particular circumstances.